EXHIBIT 99.1

This statement on Form 4 is filed by: (i) RC IV Cayman ICW Holdings LLC, (ii) RC IV Cayman ICW Holdings Sub LLC, (iii) RC IV Cayman ICW Equity LLC, (iv) Roark Capital Partners IV Cayman AIV LP, (v) Roark Capital GenPar IV Cayman AIV LP and (vi) Roark Capital GenPar IV Cayman AIV Ltd.

Name of Designated Filer: RC IV Cayman ICW Holdings LLC

Date of Event Requiring Statement: November 15, 2023

Issuer Name and Ticker or Trading Symbol: Driven Brands Holdings Inc. [DRVN]

RC IV CAYMAN ICW holdings LLC

By:	/s/ Stephen D. Aronson
Name: Stephen D. Aronson
Title: Manager

RC IV CAYMAN ICW holdings SUB LLC

By:	/s/ Stephen D. Aronson
Name: Stephen D. Aronson
Title: Manager

RC IV CAYMAN ICW EQUITY LLC

By:	/s/ Stephen D. Aronson
Name: Stephen D. Aronson
Title: Director

ROARK CAPITAL PARTNERS IV CAYMAN AIV LP

By:	/s/ Stephen D. Aronson
Name: Stephen D. Aronson
Title: Director

Roark Capital GENPAR IV CAYMAN AIV LP

By:	/s/ Stephen D. Aronson
Name: Stephen D. Aronson
Title: Director

ROARK CAPITAL GENPAR IV CAYMAN AIV LTD.

By:	/s/ Stephen D. Aronson
Name: Stephen D. Aronson
Title: Director